Exhibit 3.1
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
QUINSTREET (DELAWARE), INC.
     Douglas Valenti hereby certifies that:
     ONE: The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was October 23, 2009, under the name QuinStreet (Delaware), Inc.
     TWO: He is the duly elected and acting Chairman and Chief Executive Officer of QuinStreet (Delaware), Inc., a Delaware corporation.
     THREE: The Certificate of Incorporation of this corporation is hereby amended and restated to read as follows:
I.
     The name of this corporation is QuinStreet (Delaware), Inc. (the “Corporation”).
II.
     The address of the registered office of the corporation in the State of Delaware is 160 Greentree Drive, Suite 101, City of Dover, County of Kent, and the name of the registered agent of the corporation in the State of Delaware at such address is National Registered Agents, Inc.
III.
     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).
IV.
     A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock,” both of which shall be $0.001 par value per share. The total number of shares which the Corporation is authorized to issue is eighty-six million (86,000,000) shares, fifty million five hundred thousand (50,500,000) shares of which shall be Common Stock (the “Common Stock”) and thirty-five million five hundred thousand (35,500,000) shares of which shall be Preferred Stock (the “Preferred Stock”).
     B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to fix or alter the rights, preferences, privileges and restrictions

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granted to or imposed upon of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series prior or subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
     C. Eleven million (11,000,000) of the authorized shares of Preferred Stock are hereby designated “Series A Preferred Stock” (the “Series A Preferred”). Ten million two hundred thousand (10,200,000) of the authorized shares of Preferred Stock are hereby designated “Series B Preferred Stock” (the “Series B Preferred,” and, together with the Series A Preferred, the “Voting Preferred”). Five hundred thousand (500,000) of the authorized shares of Preferred Stock are hereby designated “Series C Preferred Stock” (the “Series C Preferred” and, together with the Voting Preferred, the “Series Preferred”).
     D. The rights, preferences, privileges, restrictions and other matters relating to the Series Preferred are as follows:
V.
     A. Definitions. For purposes of this Certificate the following definitions shall apply and shall be equally applicable to both the singular and plural forms of the defined terms:
          1. “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Corporation after the filing of this Certificate, other than:
               (a) shares of Common Stock issuable upon conversion of the Series Preferred;
               (b) shares of Common Stock (i) issued to employees, directors or officers of, or advisors or consultants to, the Corporation pursuant to stock-based compensation plans approved by the Board, or issuable upon exercise of stock options granted to employees, directors or officers, advisors or consultants of the Corporation, pursuant to stock-based compensation plans approved by the Board or (ii) issuable upon exercise of warrants granted to lessors or lenders of the Corporation in connection with equipment leases or bank financing transactions approved by the Board.
               (c) shares of Common Stock issued in any registered public offering;
               (d) shares of Common Stock issued or issuable by way of stock split or stock dividend;
               (e) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Series B Preferred Original Issue Date;

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               (f) shares of Common Stock issued and/or options, warrants or other Common Stock purchase rights, and the Common Stock issued pursuant to such options, warrants or other rights for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination approved by the Board of Directors, including the affirmative vote of at least one of the Preferred Directors;
               (g) shares of Common Stock issued pursuant to any equipment leasing arrangement or debt financing from a bank or similar financial institution approved by the Board of Directors, including the affirmative vote of at least one of the Preferred Directors;
               (h) shares of Common Stock issued pursuant to technology services agreements or similar agreements approved by the Board of Directors, including the affirmative vote of at least one of the Preferred Directors; and
               (i) shares of Common Stock issued to a corporate partner in a corporate partnering transaction approved by the Board of Directors, including the affirmative vote of at least one of the Preferred Directors, the primary purpose of which is not a financing of the Corporation.
          2. “Affiliate” shall mean any Person which directly or indirectly controls, is controlled by, or is under common control with, the indicated Person. For the purposes of this definition, “control” has the meaning specified as of the date hereof for that word in Rule 405 promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended.
          3. “Board” shall mean the Board of Directors of the Corporation.
          4. “Combined Directors” shall mean directors of the Corporation elected by the holders of the Voting Preferred and the Common Stock, voting together on an as-if converted basis, pursuant to Section B(2)(a) below.
          5. “Common Stock Dividend” shall mean a stock dividend declared and paid on the Common Stock that is payable in shares of Common Stock.
          6. “Conversion Price,” when used in reference to the Series Preferred, shall have the meaning set forth in Section F(1) below.
          7. “Conversion Rights” shall have the meaning set forth in Section F below.
          8. “Conversion Stock” shall mean the Common Stock into which the Series Preferred is convertible and the Common Stock issued upon such conversion.
          9. “Convertible Securities” shall mean evidences of indebtedness, shares of stock or other securities which are at any time, directly or indirectly, convertible into or exchangeable for Additional Shares of Common Stock.

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          10. “Dividend Rate” shall mean (i) eight percent (8%) of the Series A Preferred Original Issue Price per annum on each outstanding share of Series A Preferred, appropriately adjusted for any stock split, combination or other recapitalization affecting the Series A Preferred and dividends on such stock payable in shares of Series A Preferred or Common Stock that occur after the Series A Preferred Original Issue Date; (ii) eight percent (8%) of the Series B Preferred Original Issue Price per annum on each outstanding share of Series B Preferred, appropriately adjusted for any stock split, combination or other recapitalization affecting the Series B Preferred and dividends on such stock payable in shares of Series B Preferred or Common Stock that occur after the Series B Preferred Original Issue Date; and (iii) eight percent (8%) of the Series C Preferred Original Issue Price per annum on each outstanding share of Series C Preferred, appropriately adjusted for any stock split, combination or other recapitalization affecting the Series C Preferred and dividends on such stock payable in shares of Series C Preferred or Common Stock that occur after the Series C Preferred Original Issue Date.
          11. “Effective Price” shall mean the price per share for Additional Shares of Common Stock determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Corporation under Sections F(7) and F(8), into the aggregate consideration received, or deemed to have been received by the Corporation for such issue or sale under such Sections F(7) and F(8), for such Additional Shares of Common Stock.
          12. “Equity Securities” shall mean any stock or similar security, including, without limitation, securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into any stock or similar security, or any security carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right.
          13. “Person” shall include all natural persons, corporations, business trusts, associations, limited liability companies, partnerships, joint ventures and other entities, governments, agencies and political subdivisions.
          14. “Qualified Public Offering” shall mean the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of Common Stock for the account of the Corporation on a firm commitment basis in which the aggregate gross proceeds received by the Corporation at the public offering price equals (or exceeds) $25 million before deduction of underwriters’ commissions and expenses and the public offering price equals or exceeds $5.90 per share of Common Stock (appropriately adjusted for subdivisions and combinations of shares of Common Stock and dividends on Common Stock payable in shares of Common Stock).
          15. “Series A Preferred Original Issue Price” shall mean $0.85 per share of Series A Preferred (subject to appropriate adjustments for stock splits, stock dividends and other combinations in the same manner as set forth in Section F(6)).

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          16. “Series B Preferred Original Issue Price” shall mean $2.95 per share of Series B Preferred (subject to appropriate adjustments for stock splits, stock dividends and other combinations in the same manner as set forth in Section F(6)).
          17. “Series C Preferred Original Issue Price” shall mean $5.00 per share of Series C Preferred (subject to appropriate adjustments for stock splits, stock dividends and other combinations in the same manner as set forth in Section F(6)).
          18. “Series A Preferred Original Issue Date” shall mean the date on which the first share of Series A Preferred is issued by the Corporation.
          19. “Series B Preferred Original Issue Date” shall mean the date on which the first share of Series B Preferred is issued by the Corporation.
          20. “Series C Preferred Original Issue Date” shall mean the date on which the first share of Series C Preferred is issued by the Corporation.
     B. Voting Rights.
          1. General. Except as may be otherwise provided by law, the Series C Preferred shall be non-voting stock. At all meetings of the stockholders of the Corporation and in the case of any actions of stockholders in lieu of a meeting, each holder of Voting Preferred, and each holder of Series C Preferred, in the event that the Series C Preferred is entitled to vote, shall have that number of votes on all matters submitted to the stockholders that is equal to the number of whole shares of Common Stock into which such holder’s shares of Voting Preferred or Series C Preferred, as the case may be, are then convertible, as provided in Section F, at the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of such stockholders is effected. Except as may be otherwise provided in this Certificate, by agreement or by law, the holders of the Common Stock and the holders of the Voting Preferred, and the Series C Preferred, in the event that the Series C Preferred is entitled to vote, shall vote together as a single class on all actions to be taken by the stockholders of the Corporation.
          2. Election of Directors. The number of directors which shall constitute the Board of Directors of the Corporation shall be fixed by the Board of Directors in the manner provided in the Bylaws.
               (a) Allocation of Board Seats. The holders of (i) the Series B Preferred, voting together as a single class, shall be entitled to elect to the Board one (1) director of the Corporation (the “Series B Director”); (ii) the Series A Preferred, voting together as a single class, shall be entitled to elect to the Board two (2) directors of the Corporation (the “Series A Directors,” and, together with the Series B Director, the “Preferred Directors”); (iii) the Common Stock and the Voting Preferred, voting together as a single class on an as-if-converted basis, shall elect the remaining directors of the Corporation (the “Combined Directors”).

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               (b) Quorums. At any meeting held for the purpose of electing directors, (i) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of Series B Preferred then outstanding shall constitute a quorum of the Series B Preferred for the election of the Series B Director, (ii) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of Series A Preferred then outstanding shall constitute a quorum of the Series A Preferred for the election of the Series A Directors; and (iii) the presence in person or by proxy of the holders of a majority of the aggregate number of shares of the Common Stock and the Voting Preferred (on an as-if-converted basis) then outstanding shall constitute a quorum of the Common Stock and the Voting Preferred for the election of the Combined Directors.
               (c) Vacancies. A vacancy in any directorship (i) elected by the holders of the Series B Preferred shall be filled only by vote of the holders of the Series B Preferred as provided above; (ii) elected by the holders of the Series A Preferred shall be filled only by vote of the holders of the Series A Preferred as provided above; and (iii) elected jointly by the holders of the Common Stock and the Voting Preferred shall be filled only by vote of the holders of the Common Stock and the holders of the Voting Preferred as provided above.
               (d) Cumulative Voting. No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the Corporation is subject to Section 2115 of the California General Corporation Law (“CGCL”). During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder desires. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.
               (e) Removal of Directors. During such time or times that the Corporation is subject to Section 2115(b) of the CGCL, one or more directors may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote for that director as provided above; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

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          3. Separate Vote of the Voting Preferred. For so long as at least fifty percent (50%) of the aggregate number of shares of Voting Preferred originally issued by the Corporation remain outstanding, the Corporation shall not, without the affirmative vote of a majority of the then-outstanding shares of Voting Preferred (voting together as a separate class):
               (a) sell, lease, license (on an exclusive basis) or otherwise dispose of all or substantially all of the assets of the Corporation or of any subsidiary of the Corporation, nor shall the Corporation or any subsidiary of the Corporation consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into the Corporation or any subsidiary of the Corporation, or enter into a plan of exchange with any other corporation or entity, or otherwise acquire any other corporation or entity if the stockholders of the Corporation prior to such transaction do not own a majority of the outstanding shares of the surviving corporation or entity;
               (b) take any action that constitutes or results in the repurchase of any share(s) of Common Stock (other than isolated redemptions, repurchases or other acquisitions for cash of shares at their original purchase price under the provisions of the Corporation’s stock option, restricted stock or other equity compensation plans or employment agreements as approved by the Board of Directors);
               (c) permit any subsidiary of the Corporation to sell any of its securities to a third party;
               (d) take any action constituting or resulting in a liquidation, dissolution or winding up of the Corporation;
               (e) authorize a payment of a cash dividend or other distribution on any class of capital stock on a parity with or junior to the Series Preferred; or
               (f) grant any registration rights to any Person.
          4. Separate Vote of the Series A Preferred. For so long as at least fifty percent (50%) of the aggregate number of shares of Series A Preferred originally issued by the Corporation remain outstanding, the Corporation shall not, without the affirmative vote of a majority (except at to Section B(4)(a) below) of the then-outstanding shares of Series A Preferred:
               (a) take any action that constitutes or results in amendment or waiver of any provision of the Corporation’s Certificate of Incorporation or Bylaws if such amendment or waiver in any way affects, alters or changes any existing rights, preferences, privileges or provisions relating to the Series A Preferred or the holders thereof without approval of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of Series A Preferred;
               (b) increase or decrease the authorized number of shares of Series A Preferred; or

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               (c) authorize or issue any new class of additional shares of capital stock of the Corporation having priority over the Series A Preferred or ranking in parity with the Series A Preferred (including any additional shares of Series A Preferred) as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Corporation.
          5. Separate Vote of the Series B Preferred. For so long as at least fifty percent (50%) of the aggregate number of shares of Series B Preferred originally issued by the Corporation remain outstanding, the Corporation shall not, without the affirmative vote of a majority of the then-outstanding shares of Series B Preferred:
               (a) take any action that constitutes or results in amendment or waiver of any provision of the Corporation’s Certificate of Incorporation or Bylaws if such amendment or waiver in any way affects, alters or changes any existing rights, preferences, privileges or provisions relating to the Series B Preferred or the holders thereof;
               (b) increase or decrease the authorized number of shares of Series B Preferred; or
               (c) authorize or issue any new class of additional shares of capital stock of the Corporation having priority over the Series B Preferred or ranking in parity with the Series B Preferred (including any additional shares of Series B Preferred) as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Corporation.
     C. Dividends.
          1. Dividend Preference. The holders of each share of Series Preferred then outstanding shall be entitled to receive non-cumulative dividends, out of any funds and assets of the Corporation legally available therefor, prior and in preference to any declaration or payment of any dividend (other than a Common Stock Dividend) payable on Common Stock of the Corporation at the annual Dividend Rate for the Series Preferred. Such non-cumulative dividends shall be payable only if, as and when declared by the Board.
          2. Other Dividends. Except as set forth in Section C(1) above, no dividend or other distribution shall accrue or be paid with respect to any shares of capital stock of the Corporation for any period, whether before or after the effective date of this Certificate of Incorporation, unless and until (i) declared by the Board and (ii) approved in accordance with Section B(3)(e), and (iii) the dividend pursuant to Section C(1) has been paid. In the event any dividend or distribution is declared or made with respect to outstanding shares of Common Stock, a comparable dividend or distribution shall be simultaneously declared or made with respect to the outstanding shares of Series Preferred (as if fully converted into Common Stock, including fractions of shares). Dividends on shares of capital stock of the Corporation shall be payable only out of funds legally available therefor.

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          3. Non-Cash Dividends. Whenever a dividend provided for in this Section C shall be payable in property other than cash (except stock dividends), the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.
          4. Payments on Conversion. If the Corporation shall have accrued but unpaid dividends with respect to any Series Preferred upon its conversion as provided in Section F, then all such accrued but unpaid dividends on such converted shares shall be paid in full in cash at the date of conversion.
          5. Distributions Upon Termination of Employment or Service. California General Corporation Law Sections 502 and 503 shall not apply with respect to distributions on shares junior to the Series Preferred as they relate to repurchases of shares of Common Stock upon termination of employment or service as a consultant or director.
     D. Liquidation Rights.
          1. Preference of Series Preferred: Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to the sum of the Series C Preferred Original Issue Price plus declared and unpaid dividends. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series B Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to the sum of (i) the Series B Preferred Original Issue Price plus (ii) an amount equal to 8% of the Series B Preferred Original Issue Price per annum following the Series B Preferred Original Issue Date (iii) less any unpaid dividends, if declared and paid, to and through the date full payment. The holders of the Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to the sum of (i) the Series A Preferred Original Issue Price plus (ii) an amount equal to 8% of the Series A Preferred Original Issue Price per annum following the Series B Preferred Original Issue Date (iii) less any unpaid dividends, if declared and paid, to and through the date full payment. Such liquidation payments shall be tendered to the holders of the Series A Preferred, Series B Preferred and Series C Preferred with respect to such liquidation, dissolution or winding up, and the holders of the Series A Preferred, Series B Preferred and Series C Preferred shall not be entitled to any further payment, except as provided in Section D(4).
          2. Preference of Series Preferred: Reorganization or Sale of Assets. In the event of any merger, acquisition or consolidation of the Corporation into or with any other

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entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or Affiliate thereof pursuant to which the stockholders of the Corporation immediately prior to the transaction do not own a majority of the outstanding shares of the surviving corporation immediately after the transaction, or any sale, lease, license (on an exclusive basis) or transfer by the Corporation of all or substantially all its assets (a “Merger Transaction”), (a) before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Series A Preferred and the Common Stock, the holders of Series B Preferred then outstanding and the holders of Series C Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital or earnings, an amount equal to 1.75 times the Series B Preferred Original Issue Price, plus any declared and unpaid dividends on the Series B Preferred and an amount equal to the Series C Original Issue Price plus any declared and unpaid dividends on the Series C Preferred, respectively, and (b) the holders of Series A Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, whether such assets are capital or earnings, before any payment or declaration and setting apart for payment of any amount shall be made in respect of the Common Stock, an amount equal to the sum of (i) the Series A Preferred Original Issue Price plus (ii) an amount equal to 8% of the Series A Preferred Original Issue Price per annum (iii) less any unpaid dividends, if declared and paid, to and through the date full payment. Such liquidation payments shall be tendered to the holders of the Series A Preferred, Series B Preferred and Series C Preferred effective upon the closing of such Merger Transaction, and the holders of the Series A Preferred, Series B Preferred and Series C Preferred shall not be entitled to any further payment.
          3. Insufficient Assets. If, upon any liquidation, dissolution, winding up of the Corporation, whether voluntary or involuntary, or Merger Transaction the assets to be distributed to the holders of any class of the Series Preferred shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation shall be distributed ratably to the holders of the Series Preferred on the basis of the full liquidation preference payable with respect to such Series Preferred if such liquidation preference was paid in full.
          4. Remaining Assets. If the assets of the Corporation available for distribution to the Corporation’s stockholders exceed the aggregate amount payable to the holders of the Series Preferred pursuant to Sections D(1) and D(2) hereof, then after the payments required by Sections D(1) and D(2) shall have been made or irrevocably set apart, such assets shall be distributed equally, on a per share basis, among the holders of the Common Stock, and the holders of the Series Preferred shall be entitled to no further distributions.
          5. Reorganization; Sale of Assets. A Merger Transaction shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Section D unless this provision is waived by the affirmative vote of at least a majority of the shares of the Series Preferred voting together as a single class.
          6. Notice. Any notice required by the provisions of this Section D shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be

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notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation and shall be given not less than twenty (20) days prior to the payment date stated therein.
          7. Determination of Consideration. To the extent any distribution pursuant to Sections D(1), D(2) or D(4) consists of property other than cash, the value thereof shall, for purposes of Sections D(1), D(2) or D(4), be the fair value at the time of such distributions as determined in good faith by the Board. Any securities shall be valued as follows:
               (a) Securities not subject to investment letter or other similar restrictions on free marketability covered by (ii) below.
                    (i) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such quotation system over the thirty (30) day period ending three (3) days prior to the closing;
                    (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty (30) day period ending three (3) days prior to the closing; and
                    (iii) If there is no active public market, the value shall be the fair market value thereof, as determined by the Board of Directors.
               (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (a)(i), (ii) or (iii) to reflect the approximate fair market value thereof, as determined by the Board of Directors.
          8. Conversion Prior to Liquidating Distributions. Any holder of the Series Preferred may, at its option, convert all or a portion of its shares into Common Stock upon a liquidation, dissolution or winding up of the Corporation and thereby receive distributions with the holders of the Common Stock in lieu of receiving distributions with the holders of the Series Preferred.
     E. Redemption Rights.
          1. Required Redemption and Redemption Price. The Corporation shall be obligated to redeem the Series Preferred as follows:
               (a) The holders of at least sixty-six and two-thirds percent (66-2/3%) of the then-outstanding shares of Voting Preferred, voting together as a separate class, may

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require the Corporation, to the extent it may lawfully do so, to redeem the Voting Preferred in three (3) annual installments beginning on the fifth (5th) anniversary of the date on which the first share of Series B Preferred was issued by QuinStreet, Inc., a California corporation, and ending on the date two (2) years from such first redemption date (each a “Voting Preferred Redemption Date”). The Corporation shall effect such redemptions on the applicable Voting Preferred Redemption Date by paying in cash in exchange for the shares of Series A Preferred to be redeemed a sum equal to the Series A Preferred Original Issue Price per share of Series A Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends with respect to such shares. The total amount to be paid for the Series A Preferred is hereinafter referred to as the “Series A Preferred Redemption Price.” The Corporation shall effect such redemptions on the applicable Voting Preferred Redemption Date by paying in cash in exchange for the shares of Series B Preferred to be redeemed a sum equal to the Series B Preferred Original Issue Price per share of Series B Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends with respect to such shares. The total amount to be paid for the Series B Preferred is hereinafter referred to as the “Series B Preferred Redemption Price.” The number of shares of Voting Preferred that the Corporation shall be required to redeem on any one Voting Preferred Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Voting Preferred outstanding immediately prior to the Voting Preferred Redemption Date by (B) the number of remaining Voting Preferred Redemption Dates (including the Voting Preferred Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section E(a) shall be redeemed from each holder of Voting Preferred on a pro rata basis.
               (b) The holders of at least sixty-six and two-thirds percent (66-2/3%) of the then-outstanding shares of Series C Preferred, voting as a separate class, may require the Corporation, to the extent it may lawfully do so, to redeem the Series C Preferred in three (3) annual installments beginning on the fifth (5th) anniversary of the date on which the first share of Series C Preferred was issued by QuinStreet, Inc., a California corporation, and ending on the date two (2) years from such first redemption date (each a “Series C Redemption Date,” and, together with the Voting Preferred Redemption Date, each a “Redemption Date”). The Corporation shall effect such redemptions on the applicable Series C Redemption Date by paying in cash in exchange for the shares of Series C Preferred to be redeemed a sum equal to the Series C Preferred Original Issue Price per share of Series C Preferred (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) plus declared and unpaid dividends with respect to such shares. The total amount to be paid for the Series C Preferred is hereinafter referred to as the “Series C Preferred Redemption Price.” The number of shares of Series C Preferred that the Corporation shall be required to redeem on any one Series C Redemption Date shall be equal to the amount determined by dividing (A) the aggregate number of shares of Series C Preferred outstanding immediately prior to the Series C Redemption Date by (B) the number of remaining Series C Redemption Dates (including the Series C Redemption Date to which such calculation applies). Shares subject to redemption pursuant to this Section E(b) shall be redeemed from each holder of Series C Preferred on a pro rata basis.

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               (c) If the Corporation does not have sufficient funds legally available to redeem all shares to be redeemed at the applicable Redemption Date (including, if applicable, those to be redeemed at the option of the Corporation), then it shall redeem such shares pro rata (based on the portion of the applicable aggregate Series A Preferred, Series B Preferred or Series C Preferred Redemption Price payable to them) to the maximum extent possible and shall redeem the remaining shares to be redeemed as soon as sufficient funds are legally available, at which time the Board of Directors shall promptly fix a date for such redemption and so notify the holders of such shares in writing.
          2. Redemption Notice. Holders of at least sixty-six and two-thirds percent (66-2/3%) of the then-outstanding shares of Voting Preferred or holders of at least sixty-six and two-thirds percent (66-2/3%) of the then-outstanding shares of Series C Preferred, as the case may be, shall not less than forty five (45) days or more than ninety (90) days prior to the Voting Preferred Redemption Date or the Series C Redemption Date, respectively, mail written notice, postage prepaid, to the Corporation and thereupon the Corporation shall serve notice to all holders of such Series Preferred, at such holder’s post office address last shown on the records of the Corporation (the “Redemption Notice”). The Redemption Notice shall state:
               (a) the total number of shares of each series of Voting Preferred or of Series C Preferred which the Corporation is required to offer to redeem;
               (b) the number of shares of each series of Voting Preferred or of Series C Preferred held by the holder which the Corporation intends to offer to redeem;
               (c) the Redemption Date and applicable Series A Preferred or Series B Preferred Redemption Price or applicable Series C Preferred Redemption Price; and
               (d) the time, place and manner in which the holder may elect to surrender to the Corporation the certificate or certificates representing the shares of Series Preferred to be redeemed.
          3. Deposit of Redemption Funds. On or prior to each Redemption Date, as applicable, the Corporation shall deposit the Redemption Price of all shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of one hundred million dollars ($100,000,000), as a trust fund, with irrevocable instructions and authority to the bank or trust company to pay, on and after such Redemption Date, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any moneys deposited by the Corporation pursuant to this Section E(3) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section F hereof no later than the fifth (5th) day preceding the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section E(3) remaining unclaimed at the expiration of one (1) year following such Redemption Date shall be returned to the Corporation promptly upon its written request.
          4. Surrender of Stock Certificates. On or after each applicable Redemption Date, each holder of shares of Series Preferred to be redeemed on such Redemption

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Date shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice, and thereupon the applicable Series A Preferred, Series B Preferred or Series C Preferred Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares. From and after such Redemption Date, unless there shall have been a default in payment of the applicable Series A Preferred, Series B Preferred or Series C Preferred Redemption Price or the Corporation is unable to pay the applicable Series A Preferred, Series B Preferred or Series C Preferred Redemption Price due to not having sufficient legally available funds, all rights of the holders of such shares as holders of Series Preferred (except the right to receive the applicable Series A Preferred, Series B Preferred or Series C Preferred Redemption Price without interest upon surrender of their certificates), shall cease and terminate with respect to such shares as are to be redeemed on such Redemption Date; provided that in the event that shares of Series Preferred are not redeemed due to a default in payment by the Corporation or because the Corporation does not have sufficient legally available funds, such shares of Series Preferred shall remain outstanding and shall be entitled to all of the rights and preferences provided herein.
          5. Termination of Rights. The Conversion Rights (as defined in Section F) for shares of Series Preferred shall terminate as to the shares designated for redemption at the close of business on the fifth (5th) day preceding the applicable Redemption Date, unless default is made in payment of the applicable Series A Preferred, Series B Preferred or Series C Preferred Redemption Price.
          6. Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the initial applicable Redemption Date for the Voting Preferred or the Series C Preferred effects a subdivision of the outstanding shares of such Series Preferred, the applicable Series A Preferred, Series B Preferred or Series C Preferred Redemption Price for each series of Series Preferred then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the initial applicable Redemption Date for the applicable Series Preferred combines the outstanding shares of such Series Preferred into a smaller number of shares, the applicable Series A Preferred, Series B Preferred or Series C Preferred Redemption Price for each series of Series Preferred then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subdivision E(6) shall become effective at the close of business on the date the subdivision or combination becomes effective.
          7. Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time makes or issues or fixes a record date for the determination of holders of shares of the Series Preferred entitled to receive a dividend or other distribution payable in additional shares of such Series Preferred, then and in each such event the applicable Series A Preferred, Series B Preferred or Series C Preferred

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Redemption Price for each series of Series Preferred then in effect shall be decreased as of the time of such issuances or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the applicable Series A Preferred, Series B Preferred or Series C Preferred Redemption Price for each series of Series Preferred then in effect by a fraction (1) the numerator of which is the total number of shares of Series Preferred issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (2) the denominator of which shall be the total number of shares of the Series Preferred issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Series Preferred issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the applicable Series A Preferred, Series B Preferred or Series C Preferred Redemption Price for each series of Series Preferred shall be recomputed accordingly as of the close of business on such record date and thereafter the applicable Series A Preferred, Series B Preferred or Series C Preferred Redemption Price for each series of Series Preferred shall be adjusted pursuant to this subsection E(7) as of the time of actual payment of such dividends or distributions.
          8. Other Redemptions. Other than (i) the scheduled redemptions provided for in Section E(1), and (ii) repurchases of stock from former employees as approved by the Board and not requiring such approval pursuant to Section B(3)(b), the Corporation shall not, without the prior approval of a majority of the holders of the Series Preferred as required and provided for by Section B(3)(b), purchase or set aside any sums for the purchase of shares of Common Stock.
     F. Conversion. The holders of the Series Preferred shall have the following conversion rights (the “Conversion Rights”):
          1. Optional Conversion of the Series Preferred. The Series Preferred shall be convertible, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the first issuance of shares of Series Preferred by the Corporation, at the office of the Corporation or any transfer agent for the Common Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing Eighty-Five Cents ($0.85) by the Conversion Price for the Series A Preferred, Two Dollars and Ninety-Five Cents ($2.95) by the Conversion Price for the Series B Preferred and Five Dollars ($5.00) by the Conversion Price for the Series C Preferred, determined as hereinafter provided, in effect at the time of conversion and then multiplying such quotient by each share of Series A Preferred, Series B Preferred or Series C Preferred to be converted. The Conversion Price at which shares of Common Stock shall be deliverable upon conversion without the payment of any additional consideration by the holder thereof (the “Conversion Prices”) shall at the time of the filing of this Certificate initially be Eighty-Five Cents ($0.85) in the case of the Series A Preferred, Two Dollars and Ninety-Five Cents ($2.95) in the case of the Series B Preferred and Five Dollars ($5.00) for the Series C Preferred. Such initial Conversion Prices shall be subject to adjustment, in order to adjust the number of shares of Common Stock into which the Series Preferred is convertible, as hereinafter provided.
          2. Automatic Conversion of the Series Preferred. If at any time (a) the Corporation shall complete a Qualified Public Offering or (b) the holders of at least a majority in interest of the outstanding Series Preferred shall consent in writing to the conversion of the Series Preferred into shares of Common Stock, then effective upon (a) the closing of the sale of

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such shares by the Corporation pursuant to such Qualified Public Offering or (b) such vote of a majority of the holders of the Series Preferred, as the case may be, all outstanding shares of Series Preferred shall automatically convert into shares of Common Stock.
          3. Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series Preferred. In lieu of any fractional share to which any holder would otherwise be entitled upon conversion of some or all of the Series Preferred owned by such holder, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price or round up to the nearest whole share.
          4. Mechanics of Optional Conversion. Before any holder of Series Preferred shall be entitled to convert the same into full shares of Common Stock, such holder shall surrender the certificate or certificates therefor, endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by such holder’s attorney duly authorized in writing, at the office of the Corporation or of any transfer agent for the Common Stock, and shall give at least five (5) days prior written notice to the Corporation at such office that such holder elects to convert the same and shall state therein such holder’s name or the name of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series Preferred, or to such holder’s nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid, together with cash in lieu of any fraction of a share. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series Preferred to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. From and after such date, all rights of the holder with respect to the Series Preferred so converted shall terminate, except only the right of such holder, upon the surrender of his, her or its certificate or certificates therefor, to receive certificates for the number of shares of Common Stock issuable upon conversion thereof and cash for fractional shares.
          5. Mechanics of Automatic Conversion. On or before the date fixed for conversion, each holder of shares of Series Preferred shall surrender such holder’s certificate or certificates for all such shares to the Corporation at its executive offices or such other place designated in a written notice from the Corporation to holders of the Series Preferred, such notice being delivered within a reasonable time after the events specified in Section F(2) above, and shall thereafter receive certificates for the number of shares of Common Stock or other securities to which such holder is entitled. Failure to provide such notice shall not affect the validity of automatic conversion hereunder. On the date fixed for conversion, all rights with respect to the Series Preferred will terminate, except only (i) any rights to receive declared but unpaid dividends with a record date preceding the date of conversion, and (ii) the rights of the holders thereof, upon surrender of their certificate or certificates therefor, to receive certificates for the number of shares of Common Stock or other securities into which such Series Preferred has been converted and cash for fractional shares. If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or

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instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by her, his or its attorney duly authorized in writing. All certificates evidencing shares of Series Preferred which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and canceled and the shares of Series Preferred represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such automatic conversion and the surrender of the certificate or certificates for Series Preferred as aforesaid, the Corporation shall cause to be issued and delivered to such holder, or to her, his or its written order, a certificate or certificates for the number of full shares of Common Stock or other securities issuable on such conversion in accordance with the provisions hereof and cash as provided in Section F(3) in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Securities Act of 1933, as amended, the conversion shall be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive Common Stock or other securities upon conversion of such Series Preferred shall not be deemed to have converted such Series Preferred until immediately prior to the closing of such sale of securities.
          6. Certain Adjustments to Conversion Price for Stock Splits, Dividends, Mergers, Reorganizations, Etc.
               (a) Adjustment for Stock Splits, Stock Dividends and Combinations of Common Stock. In the event the outstanding shares of Common Stock shall, after the Series B Preferred Original Issue Date be further subdivided (split), or combined (reverse split), by reclassification or otherwise, or in the event of any dividend or other distribution payable on the Common Stock in shares of Common Stock, the applicable Conversion Prices in effect immediately prior to such subdivision, combination, dividend or other distribution shall, concurrently with the effectiveness of such subdivision, combination, dividend or other distribution, be proportionately adjusted.
               (b) Adjustment for Merger or Reorganization, Etc. In the event of a reclassification, reorganization or exchange (other than described in subsection F(6)(a) above) or any consolidation or merger of the Corporation with another Corporation (other than a Merger Transaction as defined in Section D(2), which shall be considered a liquidation pursuant to Section D above), each share of Series Preferred shall thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of the Series Preferred would have been entitled upon such reclassification, reorganization, exchange, consolidation, merger or conveyance had the conversion occurred immediately prior to the event; and, in any such case, appropriate adjustment (as determined by the Board) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Series Preferred, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the applicable Conversion Prices) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series Preferred.

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               (c) Adjustments for Other Dividends and Distributions. In the event the Corporation, at any time or from time to time after the filing of this Certificate, makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event, provision shall be made so that the holders of Series Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Series Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section F(6)(c) with respect to the rights or the holders of the Series Preferred.
          7. Adjustment to Conversion Prices for Issue or Sale of Additional Shares of Common Stock. If, at any time or from time to time on or after the Series B Preferred Original Issue Date, the Corporation shall issue or sell Additional Shares of Common Stock for an Effective Price per share less than the Conversion Price of the Series A Preferred or Series B Preferred then in effect, then the then-applicable Conversion Price of the Series A Preferred or Series B Preferred shall be reduced to an adjusted Conversion Price (computed to the nearest cent, a half cent being treated as a full cent), as of the date of such issue or sale, by dividing (A) the sum of (X) the result obtained by multiplying the number of shares of Common Stock outstanding immediately prior to such issue or sale by the applicable Conversion Price then in effect, and (Y) the consideration, if any, received by the Corporation upon such issue and sale, by (B) the number of shares of Common Stock outstanding immediately after such issue or sale. For purposes of adjusting any Conversion Price under this Section F(7), Common Stock outstanding shall not include any outstanding Convertible Securities or outstanding rights or options, except as required by the provisions of Section F(8).
          8. Further Provisions for Adjustment of Conversion Prices. For the purpose of Section F(7) above, the following provisions shall be applicable:
               (a) Issuance Provisions for Adjustment of Conversion Prices. If, at any time on or after the Series B Preferred Original Issue Date, the Corporation shall issue or sell any Convertible Securities, there shall be determined as of the date of issue the Effective Price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing (X) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (Y) the maximum number of Additional Shares of Common Stock issuable upon conversion or exchange of all of such Convertible Securities; and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of Additional Shares of Common Stock at the price per share so determined.
     If such Convertible Securities shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration, if any, payable to the

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Corporation, or in the rate of exchange, upon the conversion or exchange thereof any adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same.
      To the extent any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, any adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock issued or sold were those actually issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Corporation upon such conversion or exchange, plus the consideration, if any, actually received by the Corporation for the issue or sale of such Convertible Securities as were actually converted or exchanged.
               (b) Grant of Rights, Warrants or Options for Common Stock. If, at any time on or after the Series B Preferred Original Issue Date, the Corporation shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock, there shall be determined as of the date of issue the Effective Price per share for which Additional Shares of Common Stock are issuable upon the exercise of such rights warrants or options, such determination to be made by dividing (X) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights or options, by (Y) the maximum number of Additional Shares of Common Stock of the Corporation issuable upon the exercise of such rights or options; and the granting of such rights, warrants or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined.
     If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, any adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same.
     To the extent any such rights, warrants or options shall expire without having been exercised, any adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued or sold were those actually issued or sold upon the exercise of such rights, warrants or options and that they were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights, warrants or options, whether or not exercised.
               (c) Grant of Rights, Warrants or Options for Convertible Securities. If, at any time on or after the Series B Preferred Original Issue Date, the Corporation shall grant any rights, warrants or options to subscribe for, purchase or otherwise acquire Convertible Securities, there shall be determined as of the date of issue the Effective Price per share for which Additional Shares of Common Stock are issuable upon the exercise of such

19.

rights warrants or options for such Convertible Securities, such determination to be made by dividing (X) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such rights, warrants or options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of such rights, warrants or options, by (Y) the maximum number of Additional Shares of Common Stock of the Corporation issuable upon the exercise of such rights, warrants or options and the conversion or exchange of all of such Convertible Securities; and the granting of such rights, warrants or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights, warrants or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined.
     If such rights, warrants or options shall by their terms provide for an increase or increases, with the passage of time, in the amount of additional consideration payable to the Corporation upon the exercise thereof, any adjusted Conversion Price shall, forthwith upon any such increase becoming effective, be readjusted to reflect the same.
     If any such rights, warrants or options shall expire without having been exercised, any adjusted Conversion Price shall forthwith be readjusted to be the adjusted Conversion Price which would have been in effect had an adjustment been made on the basis that the only Convertible Securities so issued or sold were those actually issued or sold upon the exercise of such rights, warrants or options and that they were issued or sold for the consideration actually received by the Corporation upon such exercise plus the consideration, if any, actually received by the Corporation for the granting of all such rights, warrants or options, whether or not exercised.
               (d) Determination of Consideration. Upon any issuance or sale for a consideration other than cash, or a consideration part of which is other than cash, of any Additional Shares of Common Stock or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or Convertible Securities, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board. In case any Additional Shares of Common Stock or Convertible Securities or any rights, warrants or options to subscribe for, purchase or otherwise acquire any Additional Shares of Common Stock or Convertible Securities shall be issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers two or more thereof, the consideration for the issue or sale of such Additional Shares of Common Stock or Convertible Securities or such rights, warrants or options shall be deemed to be the portion of such consideration allocated thereto in good faith by the Board.
               (e) Duration of Adjusted Conversion Price. Following each computation or readjustment of any adjusted Conversion Price as provided above in this Section F, any new adjusted Conversion Price shall remain in effect until further computation or readjustment thereof is required by this Section F.
               (f) Other Action Affecting Common Stock. In case, after the filing of this Certificate, the Corporation shall take any action affecting its shares of Common Stock,

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other than an action described above in this Section F, which in the good faith opinion of the Board would have a materially adverse effect upon the conversion rights of the Preferred Stock granted herein, the applicable Conversion Prices shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances.
               (g) Certificate of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Prices pursuant to this Section F, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series Preferred, a certificate setting forth such adjustment or readjustment and showing in reasonable detail the facts upon which such adjustment or readjustment is based.
          9. Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any acquisition or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transaction described in Section B(3)(a), or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series Preferred at least ten (10) days prior to the record date specified therein (or such shorter period approved by a majority of the outstanding Series Preferred) a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up.
          10. Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as shall from time to time be sufficient to effect (a) conversion of the Series Preferred and (b) issuance of Common Stock pursuant to any outstanding option or other rights to acquire Common Stock.
          11. Notices. Any notice required by the provisions of this Section F shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All notices shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

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          12. No Dilution or Impairment. Without the consent of the holders of the then outstanding Series Preferred, as required under Sections B(3), B(4) and B(5), the Corporation shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but shall at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of the holders of the Series Preferred against dilution or other impairment.
VI.
     A. The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.
     B. This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times the corporation is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.
     C. Any repeal or modification of this Certificate shall only be prospective and shall not affect the rights under this Certificate in effect at the time of the alleged occurrence of any action or omission to act giving rise to liability.
* * * *
     FOUR: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.
     FIVE: This Amended and Restated Certificate of Incorporation has been duly approved by the Board of Directors of the corporation.
     SIX: This Amended and Restated Certificate of Incorporation was approved by the written consent of the holders of the requisite number of shares of said corporation in accordance with Section 228 of the DGCL. This Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 245 of the DGCL by the stockholders of the Company.

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     In Witness Whereof, QuinStreet (Delaware), Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by its Chairman and Chief Executive Officer this 30th day of December, 2009.

QuinStreet (Delaware), Inc.
By:	/s/ Douglas Valenti
Douglas Valenti
Chairman and Chief Executive Officer

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